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As filed with the Securities and Exchange Commission on June 30, 2017.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MIDLAND STATES BANCORP, INC.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	37-1233196 (I.R.S. Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(217) 342-7321
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

Jeffrey G. Ludwig
Executive Vice President
Midland States Bancorp, Inc.
1201 Network Centre Drive
Effingham, Illinois 62401
(217) 342-7321
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dennis R. Wendte, Esq.
Bill Fay, Esq.
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

Primary Offering:
Common Stock, $0.01 par value per share(2)

Non-Voting Common Stock, $0.01 par value per share(2)

Preferred Stock, $2.00 par value per share(2)

Debt Securities(3)

Warrants(4)

Units(5)

Total Primary Offering(6)			$165,000,000	$19,123.50

Secondary Offering
Common Stock, $0.01 par value per share(2)	954,277 shares	33.29(7)	$31,767,881.33	$3,681.90

TOTAL			$196,767,881.33	$22,805.40

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933.

(2)
Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants to purchase preferred stock or common stock.

(3)
The debt securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any thereof, as more fully described herein.

(4)
Warrants exercisable for common stock, preferred stock, debt securities or other securities.

(5)
Each unit will be issued under a unit agreement and will represent an interest in a combination of one or more of the securities registered hereunder.

(6)
The proposed maximum offering price per unit with respect to the primary offering will be determined by us in connection with the issuance of the securities. With respect to the primary offering, in no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $165,000,000.00.

(7)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to 457(c) under the Securities Act based on the average of the high and low prices of the registrant's common stock on the Nasdaq Global Select Market on June 23, 2017.

             The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2017

PROSPECTUS

$165,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

and
954,277 shares of Common Stock Offered by the Selling Shareholder

        Midland States Bancorp, Inc. ("we," "us," "our" or the "Company") may offer from time to time, in one or more offerings, and in any combination, the securities described in this prospectus with an aggregate initial offering price of $165,000,000. This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to "prospectus supplement" are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

        In addition, the selling shareholder identified herein may from time to time offer and sell up to 954,277 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling shareholder.

        We or the selling shareholder may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we or the selling shareholder may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "MSBI". On June 29, 2017, the last reported sale price of our common stock was $33.67. We have not yet determined whether any of the other securities that may be offered pursuant to this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed.

        These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

        Investing in our securities involves risks. You should refer to the section entitled "Risk Factors" on page 1 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission, and carefully consider that information before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                        , 2017.

Prospectus

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus with an aggregate initial offering price of $165,000,000. In addition, under this shelf registration process, the selling shareholder named in this prospectus may sell from time to time up to 954,277 shares our common stock.

        This prospectus provides you with a general description of the securities we or the selling shareholder may offer. Each time we or the selling shareholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and the applicable prospectus supplement together with the additional information referred to under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus or in any supplement to this prospectus. Neither we nor the selling shareholder have authorized anyone to provide you with different information. Neither we nor the selling shareholder are making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

        Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

        The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC's website or at the SEC office mentioned under the heading "Where You Can Find More Information."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any related prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," and "would" or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-

looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

        A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including the following:

  •
  business and economic conditions, particularly those affecting the financial services industry and our primary market areas;

  •
  our ability to successfully manage our credit risk and the sufficiency of our allowance for loan loss;

  •
  factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions;

  •
  compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (which we refer to as the "Dodd-Frank Act") and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations;

  •
  our ability to identify and address cyber-security risks, fraud and systems errors;

  •
  risks related to our acquisition strategy, including our ability to identify suitable acquisition candidates, exposure to potential asset and credit quality risks and unknown or contingent liabilities, the time and costs of integrating systems, procedures and personnel, the need for capital to finance such transactions, our ability to obtain required regulatory approvals, possible failures in realizing the anticipated benefits from acquisitions, the risk that integration of recent acquisitions will be materially delayed or will be more costly or difficult than expected;

  •
  our ability to effectively execute our strategic plan and manage our growth;

  •
  accounting treatment for loans acquired in connection with our acquisitions;

  •
  changes in our senior management team and our ability to attract, motivate and retain qualified personnel;

  •
  governmental monetary and fiscal policies, and changes in market interest rates;

  •
  liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary;

  •
  effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

  •
  the impact of any claims or legal actions to which we may be subject, including any effect on our reputation;

  •
  changes in federal tax law or policy; and

  •
  each of the factors and risks identified in the "Risk Factors" section included under Item 1A. of Part I of our most recent Annual Report on Form 10-K and in the "Risk Factors" sections of this prospectus and the applicable prospectus supplement.

        The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward looking statements in this prospectus. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

MIDLAND STATES BANCORP, INC.

        The Company, an Illinois corporation formed in 1988, is a diversified financial holding company headquartered in Effingham, Illinois. We completed our initial public offering on May 24, 2016. Our principal banking subsidiary, Midland States Bank (which we refer to as the "Bank"), an Illinois state-chartered bank formed in 1881, has branches across Illinois and in Missouri and Colorado, and provides a broad array of traditional community banking and other complementary financial services, including commercial lending, residential mortgage origination, wealth management, merchant services and prime consumer lending. We also originate and service government sponsored mortgages for multifamily and healthcare facilities through our subsidiary, Love Funding Corporation, based in Washington, D.C., and operate a commercial equipment leasing business on a nationwide basis through our subsidiary, Heartland Business Credit Corporation, based in Denver, Colorado.

        In 2007, we adopted a strategic plan focused on building a performance-based, customer-centric culture, seeking accretive acquisitions, driving organic growth, creating revenue diversification and building a robust enterprise-wide risk management program. Since that time we have grown organically and through a series of twelve acquisitions, with an over-arching focus on enhancing shareholder value and building a platform for scalability. Most recently, on June 9, 2017, we completed the acquisition of Centrue Financial Corporation (which we refer to as "Centrue") and its banking subsidiary, Centrue Bank, which we intend to merge into the Bank. Through the Centrue acquisition, we greatly expanded our presence in northern and central Illinois.

        Our principal executive offices are located at 1201 Network Centre Drive, Effingham, Illinois 62401, and our telephone number at that address is (217) 342-7321.

        Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus.

RISK FACTORS

        An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the SEC, as well as those contained in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at a banking subsidiary of the Company.

        We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder.

 RATIOS

        The following table reflects our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2016, as well as for the three months ended March 31, 2017. Preferred stock dividends during the years ended December 31, 2011, 2012, 2013 and 2014 consisted of dividends on our Series C preferred stock, Series D preferred stock, Series E preferred stock and Series F preferred stock, all of which were converted into shares of our common stock in 2014. We did not pay any preferred stock dividends during the years ended December 31, 2015 and 2016, or during the three months ended March 31, 2017, because no shares of our preferred stock were outstanding during these periods. Consequently, the ratio of earnings to fixed charges and preferred stock dividends for these periods were the same as the ratio of earnings to fixed charges. On June 9, 2017, we issued 181 shares of our Series G preferred stock and 2,635.5462 shares of our Fixed Rate Non-Voting Perpetual Non-Cumulative Preferred Stock, Series H (which we refer to as "Series H preferred stock") in connection with the Centrue acquisition, which shares are not reflected in the following table. See "Description of Capital Stock" for additional information regarding our shares of Series G preferred stock and Series H preferred stock.

        For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends:

  •
  earnings represent income from continuing operations before income taxes, plus fixed charges;

  •
  fixed charges, excluding interest on deposits, include interest expense (other than on deposits), the portion of net rental expense deemed to be equivalent to interest on long-term debt, and discount amortization; and

  •
  fixed charges, including interest on deposits, include all interest expense, the portion of net rental expense deemed to be equivalent to interest on long-term debt and discount amortization on long-term debt.

	For the three months ended March 31,	For the years ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges:
Excluding interest on deposits	6.26x	7.43x	6.73x	5.42x	6.75x	6.49x
Including interest on deposits	3.51x	4.01x	3.59x	2.78x	3.21x	2.60x
Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	6.26x	7.43x	6.73x	1.25x	2.23x	1.92x
Including interest on deposits	3.51x	4.01x	3.59x	1.19x	1.80x	1.54x

DESCRIPTION OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants and units that we may offer and sell from time to time. In addition, the selling shareholder may sell up to 954,277 shares of our common stock from time to time in one or more offerings. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our articles of incorporation, our bylaws, Illinois law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

        We may issue and sell, and the selling shareholder may sell, securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We and the selling shareholder will issue or sell the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities offered by us are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. The shares of our common stock that may be offered by the selling shareholder are listed on the Nasdaq Global Select Market.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our articles of incorporation, which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our articles of incorporation, our bylaws, Illinois law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our articles of incorporation, it may not contain all of the information that is important to you.

Authorized Shares of Capital Stock

        Our articles of incorporation authorize the issuance of up to 35,000,000 shares of common stock, par value $0.01 per share, up to 5,000,000 shares of non-voting common stock, par value $0.01 per share, and up to 4,000,000 shares of preferred stock, par value $2.00 per share. At June 29, 2017, we had issued and outstanding 19,194,963 shares of our common stock (which includes 109,113 of voting shares that are issuable upon the vesting of restricted stock awards outstanding as of such date), no shares of non-voting common stock, 181 shares of our Series G preferred stock and 2,635.5462 shares of our Series H preferred stock. We have reserved an additional 1,161,339 shares for issuance upon the exercise of outstanding stock options, 12,112 shares of common stock issuable upon the vesting of outstanding restricted stock unit awards and 809,012 shares of common stock in connection with awards that remain available for issuance under our Second Amended and Restated 2010 Long-Term Incentive Plan.

Common Stock

        Governing Documents.    The holders of shares of our common stock have the rights set forth in our articles of incorporation, our bylaws and Illinois law.

        Dividends and Distributions.    The holders of our common stock are entitled to share equally in any dividends that our board of directors may declare from time to time out of funds legally available for dividends, subject to limitations under Illinois law and any preferential rights of holders of our then outstanding preferred stock.

        Ranking.    Our common stock ranks junior with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company to all other securities and indebtedness of the Company.

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share equally, on a per share basis, in all of our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any then outstanding shares of preferred stock.

        Conversion Rights.    Our common stock is not convertible into any other shares of our capital stock.

        Preemptive Rights.    The holders of our common stock do not have any preemptive rights.

        Voting Rights.    The holders of our common stock are entitled to one vote per share on any matter to be voted on by the shareholders. The holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors. A plurality of the shares voted shall elect all of the directors then standing for election at a meeting of shareholders at which a quorum is present.

        Our board of directors is divided into three classes of directors, each serving a staggered three-year term. Class I directors hold office for a term expiring at the annual meeting of shareholders to held in 2020, Class II directors hold office for a term expiring at the annual meeting of shareholders to be held in 2018 and Class III directors hold office for a term expiring at the annual meeting of shareholders to be held in 2019. At each annual meeting, the successors to the class of directors whose terms expire at that meeting will be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

        Redemption.    We have no obligation or right to redeem our common stock.

        Registration Rights.    We have entered into a Registration Rights Agreement, dated as of January 18, 2011 (as amended by an Amendment Agreement, dated May 11, 2011, and by Amendment No. 2 to Registration Rights Agreement, dated December 10, 2013), with the Richard E. Workman 2001 Trust, beneficial holder of more than six percent of our capital stock. Pursuant to the registration rights agreement, the Richard E. Workman 2001 Trust has the right to demand (but only once) that we, at our expense, prepare and file a registration statement to register under the Securities Act of 1933, as amended (which we refer to as the "Securities Act"), the shares of our common stock that it owns; provided that the aggregate fair market value of the common stock registered is at least $5.0 million. The Richard E. Workman 2001 Trust also has piggyback registration rights, which give it the right to require us to include in a registration statement filed by us the shares of common stock it owns. The registration rights agreement terminates on the earlier of May 23, 2021, and the date on which no party with rights under the agreement owns any shares of our common stock.

        We have also entered into a Registration Rights Agreement, dated as of April 7, 2014, with Andrew S. Love, Jr., Laurence A. Schiffer, James S. McDonnell III, John F. McDonnell, and certain other entities, all of whom received shares of our common stock as merger consideration in connection with our acquisition of Love Savings Holding Company in December 2014. Pursuant to the registration rights agreement, these shareholders have the right to demand (but only twice as to registrations on Form S-1 and three times as to registrations on Form S-3) that we, at our expense, prepare and file a registration statement to register under the Securities Act the shares of our common stock that they own, subject to customary conditions. These shareholders also have piggyback registration rights, which give them the right to require us to include in a registration statement filed by us the shares of common stock they own. The registration rights agreement terminates on the earlier of May 23, 2021, and the date on which no party with rights under the agreement owns any shares of our common stock.

Non-Voting Common Stock

        The holders of our non-voting common stock are entitled to all rights and privileges afforded to holders of our common stock as described above under "—Common Stock," except the holders of our non-voting common stock are not entitled to vote on any matter to be voted on by the shareholders.

Preferred Stock

        Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. Our board of directors may, without any action by holders of common stock and except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock. The rights of any series of preferred stock may include, among others:

  •
  general or special voting rights;

  •
  preferential liquidation rights;

  •
  preferential cumulative or noncumulative dividend rights;

  •
  redemption or put rights; and

  •
  conversion or exchange rights.

        We may issue shares of, or warrants to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:

  •
  adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;

  •
  discourage an unsolicited proposal to acquire us; or

  •
  facilitate a particular business combination involving us.

        Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.

  Series G Preferred Stock

        In connection with the Centrue acquisition, our board of directors established a series of 209 shares of Series G preferred stock. Dividends are payable on shares of Series G preferred stock at an annual rate of $60.00 per share, payable quarterly and are cumulative. No dividends may be paid on shares of common stock until dividends are paid on the Series G preferred stock, other than those payable solely in Midland common stock and dividends paid on the Series H preferred stock. No shares of common stock or preferred stock (other than Series H preferred stock) may be purchased, redeemed or acquired by us without the approval of the holders of a majority of the Series G preferred stock.

        Each holder of Series G preferred stock has the option, exercisable at their sole discretion, to sell, and we would be obligated to redeem, such holder's shares of Series G preferred stock. The per share price payable by us for such shares of Series G preferred stock will be equal to $1,000 per share, plus any accrued but unpaid dividends.

        Holders of Series G preferred stock are not entitled to voting rights, except as required by law and to approve the authorization or issuance of any shares of stock that rank senior or on parity with the Series G preferred stock.

        Upon our dissolution, wind up, or liquidation, voluntary or otherwise, holders of Series G preferred stock will be entitled to receive, out of our assets available for distribution to shareholders, the amount of $1,000 per share, plus accrued but unpaid dividends, before any payment or distribution may be made on shares of common stock or any other securities issued by us that rank junior to the Series G preferred stock.

  Fixed Rate Non-Voting Perpetual Non-Cumulative Preferred Stock, Series H

        In connection with the Centrue acquisition, our board of directors established a series of 2,636 shares of Series H preferred stock. Dividends are payable on shares of Series H preferred stock at a rate of 12.5% per annum, payable quarterly and are non-cumulative. No dividends may be paid on shares of common stock, shares of preferred stock that rank junior to Series H preferred stock (other than dividends payable solely in shares of common stock), or shares of preferred stock that rank on parity with Series H preferred stock, if a dividend is not paid in full on the Series H preferred stock for a period of three calendar quarters from the date of the missing dividend payment date.

        We have the option to redeem, in whole or in part, the shares of Series H preferred stock at any time and from time to time after July 29, 2019. The per share price payable by us for such shares of Series H preferred stock will be equal to $1,000 per share, plus any accrued but unpaid dividends.

        Holders of Series H preferred stock are not entitled to voting rights, except: (i) as required by law; (ii) to elect up to two directors if dividends have not been paid on the Series H preferred stock for an aggregate of eight quarters; (iii) to approve actions that would create a series of preferred stock ranking senior to the Series H preferred stock; (iv) to amend the statement of resolution establishing series for the Series H preferred stock that adversely affects the rights of the Series H preferred stock; (v) to approve a share exchange, reclassification, or merger or consolidation of the Company with another company, unless the shares of Series H preferred stock remain outstanding or are converted into or exchanged for preference securities of the surviving or resulting entity.

        Upon our dissolution, wind up, or liquidation, voluntary or otherwise, holders of Series H preferred stock will be entitled to receive, out of our assets available for distribution to shareholders, the amount of $1,000 per share, plus accrued but unpaid dividends, before any payment or distribution may be made on shares of common stock or any other securities issued by us that rank junior to the Series H preferred stock.

Anti-Takeover Provisions

        Illinois law, banking laws and certain provisions of our articles of incorporation and bylaws could have the effect of delaying or deferring the removal of incumbent directors or delaying, deferring or discouraging another party from acquiring control of us, even if such removal or acquisition would be viewed by our shareholders to be in their best interests. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids. We believe that these provisions are beneficial because the negotiation they encourage could result in improved terms of any unsolicited proposal.

        Classified Board of Directors; Noncumulative Voting for Directors.    Our articles of incorporation provide that our board of directors is classified into three classes of directors, with the members of one class to be elected each year, which prevents a majority of our directors from being removed at a single annual meeting. In addition, our articles of incorporation specify that, as permitted by the Illinois Business Corporation Act of 1983 (which we refer to as the "IBCA"), directors may be removed during their three-year terms only for "cause." See the discussion below under "—Filling of Board Vacancies; Removals" for the definition of "cause."

        Our articles of incorporation also provide for noncumulative voting for directors, which may make it more difficult for a non-company nominee to be elected to our board of directors.

        Authorized But Unissued Capital Stock.    We have authorized but unissued shares of common stock, non-voting common stock, and preferred stock, and our board of directors may authorize the issuance of one or more series of preferred stock without shareholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

        Limitation on Right to Call a Special Meeting of Shareholders.    Our bylaws provide that special meetings of shareholders may only be called by our board or our president or by the holders of not less than 20% of our outstanding shares of capital stock entitled to vote for the purpose or purposes for which the meeting is being called.

        Advance Notice Provisions.    Our bylaws generally require a shareholder desiring to propose new business at a shareholder meeting to provide advance written notice to our corporate secretary, not less than 90 days nor more than 120 days prior to the date of the meeting, containing certain information about the shareholder and the business to be brought. Only business within the purposes described in the notice of the meeting may be conducted at a special meeting. This provision could delay shareholder actions that are favored by the holders of a majority of our outstanding stock until the next shareholders' meeting.

        Additionally, our bylaws provide that nominations for directors must be made in accordance with the provisions of our bylaws, which generally require, among other things, that such nominations be provided in writing to our corporate secretary, not less than 90 days nor more than 120 days prior to the meeting, and that the notice to our corporate secretary contain certain information about the shareholder and the director nominee.

        No Action By Written Consent of Shareholders.    Our articles of incorporation provide that any action required or permitted to be taken by the holders of our capital stock must be effected at a duly called annual or special meeting of the holders of our capital stock and may not be effected by any consent in writing by our shareholders.

        Filling of Board Vacancies; Removals.    Any vacancies in our board of directors and any directorships resulting from any increase in the number of directors may be filled by the board, acting by not less than two-thirds of the directors then in office, although less than a quorum, and any directors so chosen will hold office until the next election of the class for which such directors have been chosen and until their successors have been elected and qualified. Furthermore, our articles of incorporation specify that directors may only be removed by shareholders for "cause," and that removal of a director for cause by our shareholders requires the affirmative vote of the holders of not less than 70% of the outstanding shares of capital stock entitled to vote generally in the election of directors. "Cause" will be deemed to exist only if the director whose removal is proposed has been convicted of a felony or has been adjudged by a court to be liable for gross negligence or willful misconduct in the performance of such director's duty to us and such adjudication is no longer subject to direct appeal.

        Amendment of the Bylaws.    Our articles of incorporation and bylaws provide that our bylaws may be altered, amended or repealed by our board without prior notice to or approval by our shareholders. Our bylaws may also be altered, amended or repealed by the affirmative vote of holders of not less than 70% of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Accordingly, our board could take action to amend our bylaws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.

        Supermajority Voting Provisions.    Our articles of incorporation provide for certain heightened voting thresholds needed to consummate a change in control transaction, such as a merger, the sale of substantially all of our assets or other similar transaction. Accordingly, we will not be able to consummate a change in control transaction or sell all or substantially all of our assets without obtaining the affirmative vote of the holders of shares of our capital stock having at least 70% of the voting power of all outstanding capital stock entitled to vote thereon. Notwithstanding the foregoing, if at least 66 2/3% of our directors approve any such transaction, then the supermajority voting provisions set forth in our articles of incorporation will not apply and only a majority vote of our shareholders will be required to approve such transaction.

        Illinois Law.    Our articles of incorporation expressly provide that Section 7.85 of the IBCA, which applies to interested shareholder transactions, will apply to the Company. Section 7.85 requires that, except in limited circumstances, a "business combination" with an "interested shareholder" be approved by (i) the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares entitled to vote generally in the election of directors; and (ii) the affirmative vote of a majority of the voting shares of stock held by "disinterested shareholders." A "disinterested shareholder" is a shareholder who is not an "interested shareholder" or an affiliate or an associate of an interested shareholder. An "interested shareholder" means: (i) a person that is the owner of 15% or more of the outstanding voting shares of the Company or is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting shares of the Company at any time within the three year period immediately before the date on which it is sought to be determined whether the person is an interested shareholder; and (ii) the affiliates and associates of that person. This provision may have the effect of inhibiting a non-negotiated merger or other business combination involving us, even if such event would be beneficial to our shareholders.

        Notwithstanding the foregoing, the higher vote requirement set forth in Section 7.85 of the IBCA will not be applicable to any transaction if either: (i) the transaction has been approved by 66 2/3% of the disinterested directors; or (ii) the transaction satisfies certain fair price and procedure requirements.

        Consideration of Non-Shareholder Interests.    Section 8.85 of the IBCA provides that, in discharging their duties, the board of directors, committees of the board, individual directors and individual officers of an Illinois corporation may, in considering the best long term and short term interests of the corporation, consider the effects of any action (including without limitation, action which may involve or relate to a change or potential change in control of the corporation) upon employees, suppliers and customers of the corporation or its subsidiaries, communities in which offices or other establishments of the corporation or its subsidiaries are located, and all other pertinent factors. Our articles of incorporation incorporate the concept in Section 8.85 of the IBCA and permit our board to consider, in connection with the exercise of its judgment in determining what is in the best interests of the Company and our shareholders when evaluating a potential change in control transaction, a variety of interests beyond the direct financial interests of our shareholders, including the social and economic effects of the transaction on the Company and the other elements of the communities in which we operate.

        Banking Laws.    The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1953, as amended (which we refer to as the BHCA"), and the regulations thereunder require any "bank holding company" (as defined in the BHCA) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring "control" of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. "Control" is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of the Company's common stock that a holder is entitled to receive pursuant to securities convertible into or settled in the Company's common stock, including pursuant to the Company's warrants to purchase the Company's common stock held by such holder, must be taken into account in calculating a shareholder's aggregate holdings of the Company's common stock.

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended (which we refer to as the "Trust Indenture Act"), for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

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  the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities, if different from those described below under "—Subordinated Debt Securities;"

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  any limit on the aggregate principal amount of the debt securities;

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  if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

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  the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

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  any provisions relating to the issuance of the debt securities of the series at an original issue discount;

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  the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

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  whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

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  if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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  any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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  whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

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  the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

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  if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

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  whether the debt securities may be issuable in tranches;

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  the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

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  any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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  if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

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  any deletions from, modifications of or additions to (i) the events of default with respect to the debt securities or (ii) the rights of the trustee or the holders of the debt securities in connection with events of default;

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  any deletions from, modifications of or additions to the covenants with respect to the debt securities;

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  if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

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  whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

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  whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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  whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

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  whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

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  the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

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  the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

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  any restrictions, conditions or requirements for transfer of the debt securities; and

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  any other material terms or conditions upon which the debt securities will be issued.

        Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

        Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.

        The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

        The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

        Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

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  we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

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  immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

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  we have delivered to the trustee an officers' certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

        If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

        Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term "wholly owned subsidiary" means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

        Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

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  a change in the stated maturity date of any payment of principal or interest;

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  a reduction in the principal amount of, or interest on, any debt securities;

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  an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

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  a change in the currency in which any payment on the debt securities is payable;

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  an impairment of a holder's right to sue us for the enforcement of payments due on the debt securities; or

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  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

        Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

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  waive compliance by us with certain restrictive provisions of the indenture; and

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  waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default

        Unless we indicate otherwise in the applicable prospectus supplement, "event of default" under the indenture will mean, with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any security of such series as and when it becomes due and payable, and continuance of such default for a period of 30 days;

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  default in the payment of the principal of the securities of such series as and when it becomes due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise;

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  our failure to observe or perform any of our other covenants or agreements in the securities of such series, or in the Indenture and relating to such series, for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the failure and stating that such notice is a "Notice of Default" shall have been given to us in accordance with the indenture by the trustee for the securities of such series, or to us and the trustee by the holders of not less than 25% in aggregate principal amount at maturity of the securities of such series then outstanding;

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  if we make an assignment for the benefit of creditors, or file a petition in bankruptcy; or we are adjudicated insolvent or bankrupt, or petition or apply to any court having jurisdiction for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; or we commence any proceeding relating to us or any substantial portion of our property under any insolvency, reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which we refer to as a "proceeding"; or if there is commenced against us any proceeding and an order approving the petition is entered, or such proceeding remains undischarged or unstayed for a period of 90 days; or a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property is appointed and is not discharged within a period of 90 days; or we by any act indicate consent to or approval of or acquiescence in any proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; provided that a resolution or order for our winding-up with a view to our consolidation, amalgamation or merger with another entity or the transfer of our assets as a whole, or substantially as a whole, to such other entity as permitted by the indenture does not make these rights and remedies enforceable if such entity, as a part of such consolidation, amalgamation, merger or transfer, and within 90 days from the passing of the resolution or the date of the order, complies with the conditions described under "Consolidation, Merger and Transfer of Assets;" or

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  any other event of default provided in the supplemental indenture or board resolution under which such series of securities is issued or in the form of security for such series.

        Unless we indicate otherwise in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default described in the fourth bullet point above occurs, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

        The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer's knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the interests of the holders. For purposes of this paragraph, "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

        The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

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  conducting any proceeding for any remedy available to the trustee; or

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  exercising any trust or power conferred upon the trustee.

        The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

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  the holder has previously given the trustee written notice of a continuing event of default;

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  the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered the required security or indemnity to, the trustee to begin such proceeding;

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  the trustee has not started such proceeding within 60 days after receiving the request and offer of security or indemnity; and

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  no direction inconsistent with such written request has been given to the trustee under the indenture.

        However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Defeasance

        Satisfaction and Discharge of Indenture.    Unless we indicate otherwise in the applicable prospectus supplement, if at any time,

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  we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

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  we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

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  all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited irrevocably with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (i) rights of registration of transfer and exchange, and our right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith, and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

        Defeasance and Covenant Defeasance.    Unless we indicate otherwise in the applicable prospectus supplement, we may elect with respect to any debt securities of any series:

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  to defease and be discharged from all of our obligations with respect to such debt securities ("defeasance"), with certain exceptions described below; or

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  to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance").

        We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

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  we must irrevocably deposit with the indenture trustee or other qualifying trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments;

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  we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred; and

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  we must deliver to the trustee an officers' certificate and opinion of counsel stating that all conditions precedent relating to such defeasance or covenant defeasance, as the case may be, have been complied with.

        In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith as stated in the indenture.

        The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Subordination of the Subordinated Debt Securities

        Unless we indicate otherwise in the applicable prospectus supplement, the indenture provides that the subordinated debt securities will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness, and will be subordinated in right of payment to all existing and future senior indebtedness of the Company. The subordinated debt securities will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of the Bank, deposits) which means that creditors (including, in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries generally will be paid from those subsidiaries' assets before holders of the subordinated debt securities would have any claims to those assets.

        "Senior indebtedness" means the principal of, and premium, if any, and interest on (i) all "indebtedness for money borrowed" of the Company whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except for indebtedness that expressly states that it is subordinate in right of payment to indebtedness for borrowed money of the Company and (ii) any deferrals, renewals or extensions of any such indebtedness for money borrowed. "Senior indebtedness" excludes, among other things, trade creditor indebtedness arising in the ordinary course of business and any indebtedness between or among the Company and its affiliates.

        The term "indebtedness for money borrowed" means:

  •
  any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

  •
  any off-balance sheet guarantee obligation;

  •
  any obligation under a direct credit substitute, including any letters of credit, bankers' acceptance, security purchases facility or similar agreement;

  •
  any capitalized lease obligation;

  •
  any deferred obligation for payment of the purchase price of any property or assets;

  •
  all obligations of the type referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

  •
  all obligations of the type referred to above of other persons secured by any lien on any property or asset of the Company, whether or not such obligation is assumed by the Company.

        The subordinated debt securities will also be subordinated in right of payment to all "other company obligations," which is defined to include obligations of the Company associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which the Company incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of the Company.

        Upon the liquidation, dissolution, winding up, or reorganization of the Company or the Bank, we must pay to the holders of all senior indebtedness of the Company the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness of the Company (i) there are amounts available for payment on the subordinated debt securities (such amounts being defined in the indenture as "excess proceeds") and (ii) at such time, any creditors in respect of "other company obligations" have not received their full payments, then the Company shall first use such excess proceeds to pay in full all "other company obligations" before the Company makes any payment on the subordinated debt securities.

        Because of the subordination provisions and the obligation to pay excess proceeds described above, in the event of insolvency of the Company or the Bank, holders of the subordinated debt securities may recover less ratably than holders of senior indebtedness of the Company, creditors with respect to "other company obligations" and other creditors of the Company.

        In some circumstances relating to the Company's or the Bank's liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness may be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. In addition, we may make no payment on the subordinated debt securities prior to payment in full of all senior indebtedness in the event that (i) any security of any series is declared due and payable prior to its expressed maturity because of an event of default under the Subordinated Indenture or (ii) there is a default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness if either (A) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve month period or (B) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, in the event of a liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.

        In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by the Company, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.

Global Securities

        Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"). We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

        We will give notices to holders of the debt securities by mail at the addresses listed in the security register or, with respect to global securities, in accordance with the rules, policies and procedures of the applicable securities depositary.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

        General.    From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

        Resignation or Removal of Trustee.    If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

        Annual Trustee Report to Holders of Debt Securities.    The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

        Certificates and Opinions to Be Furnished to Trustee.    The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

        The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

  •
  the title and specific designation of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the amount of warrants outstanding, if any;

  •
  the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

  •
  the exercise price or prices of the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  the anti-dilution, redemption or call provisions of the warrants, if any;

  •
  if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

  •
  any other material terms of the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants, or any combination of such securities, including guarantees of any securities.

        A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:

  •
  the terms of the units and of any of the debt securities, common stock, preferred stock or warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SHAREHOLDER

        This prospectus also relates to the possible resale of up to 954,277 shares of our common stock by one of our shareholders, the Richard E. Workman 2001 Trust, who, together with its donees, pledgees, assignees, transferees, distributees or other successors in interest, we refer to in this prospectus as the "selling shareholder." The selling shareholder has not had any position, office or material relationship with us or any of our affiliates within the past three years.

        The following table details the name of the selling shareholder, the number of shares of common stock held by the selling shareholder, and the number of shares that may be offered by the selling shareholder for resale under this prospectus. Since the selling shareholder may sell all, some or none of the common shares covered by this prospectus, no estimate can be made of the number of common shares that will be sold by the selling shareholder pursuant to this prospectus or that will be owned by the selling shareholder upon completion of the offering. The following table has been prepared on the assumption that all shares offered for resale by the selling shareholder under this prospectus will be sold to parties unaffiliated with the selling shareholder.

	Prior to the Offering			After the Offering
			Number of Shares of Common Stock Being Registered for Resale
Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding		Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
Richard E. Workman 2001 Trust	954,277	5.0%	954,277	—	—

PLAN OF DISTRIBUTION

        We or the selling shareholder may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We or the selling shareholder may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, block trades, privately negotiated transactions or through a combination of any of these sales methods or through any other method permitted by law (including in "at the market" equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

        Each time that we or the selling shareholder use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

  •
  the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the securities and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts or other items constituting agents' or underwriters' compensation;

  •
  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling shareholder may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling shareholder may use underwriters with whom we or the selling shareholder has a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We or the selling shareholder may sell securities directly or through agents we or the selling shareholder designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we or the selling shareholder will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

        We or the selling shareholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us or the selling shareholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we or the selling shareholder must pay for solicitation of these contracts in the applicable prospectus supplement.

        We or the selling shareholder may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling shareholder in the ordinary course of business.

        All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the NASDAQ Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

        Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel Barack Ferrazzano Kirschbaum & Nagelberg LLP of Chicago, Illinois. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

        The consolidated financial statements of the Company as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov or on our website at www.midlandsb.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Midland States Bancorp, Inc., 1201 Network Centre Drive, Effingham, Illinois 62401, Attention: Corporate Secretary, telephone: (217) 342-7321.

        This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, as well as any filings after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information "furnished" rather than "filed" and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017;

  •
  our Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2017;

  •
  our Current Reports on Form 8-K filed on January 26, 2017 (Film No. 17550372), February 7, 2017, March 31, 2017, May 2, 2017, May 3, 2017 and June 12, 2017; and

  •
  the description of our capital stock included in our Registration Statement on Form S-4 (SEC File No. 333-216708) filed with the SEC on April 25, 2017, and all amendments or reports filed for the purpose of updating such description.

        We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:

Midland States Bancorp, Inc.
Attention: Corporate Secretary
1201 Network Centre Drive
Effingham, Illinois 62401
Telephone number: (217) 342-7321

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth our estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. We will pay all of these expenses.

SEC Registration Fee	$22,805.40
Trustee Fees	*
Printing Expenses	*
Rating Agency Fees	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*
Total	*

*
These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15.    Indemnification of Directors and Officers

        Under Section 8.75 of the IBCA, an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        In addition, an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

        Section 8.75 of the IBCA also provides that, to the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in either of the foregoing paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

        Our articles of incorporation and bylaws provide that, subject to the limits of applicable federal and state banking laws and regulations, we must indemnify each person who is or was a director or officer of the Company and each person who serves or served at the request of the Company as a director, officer or partner of another enterprise in accordance with, and to the fullest extent authorized by, the IBCA, as the same now exists or may be amended in the future.

        We have also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors may, in such capacities, incur. Section 8.75 of the IBCA provides that an Illinois corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCA.

        Reference is made to the form of underwriting agreement to be filed as Exhibit 1.1 hereto for provisions providing that the underwriters are obligated under certain circumstances to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act.

Item 16.    Exhibits

        The exhibit index attached hereto is incorporated herein by reference.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Effingham, state of Illinois, on the 30th day of June, 2017.

MIDLAND STATES BANCORP, INC.
By:	/s/ LEON J. HOLSCHBACH Leon J. Holschbach Chief Executive Officer and President

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Leon J. Holschbach and Douglas J. Tucker, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 30, 2017.

Signature	Title

/s/ LEON J. HOLSCHBACH Leon J. Holschbach	Director (Vice Chairman); Chief Executive Officer and President (principal executive officer)
/s/ KEVIN L. THOMPSON Kevin L. Thompson	Chief Financial Officer (principal financial and accounting officer)
/s/ JOHN M. SCHULTZ John M. Schultz	Director (Chairman)
/s/ DEBORAH A. GOLDEN Deborah A. Golden	Director

Signature	Title

/s/ JERRY L. MCDANIEL Jerry L. McDaniel	Director
/s/ JEFFREY M. MCDONNELL Jeffrey M. McDonnell	Director
/s/ DWIGHT A. MILLER Dwight A. Miller	Director
/s/ RICHARD T. RAMOS Richard T. Ramos	Director
/s/ LAURENCE A. SCHIFFER Laurence A. Schiffer	Director
/s/ ROBERT F. SCHULTZ Robert F. Schultz	Director
/s/ THOMAS D. SHAW Thomas D. Shaw	Director
/s/ JEFFREY C. SMITH Jeffrey C. Smith	Director

EXHIBIT INDEX

Exhibit Number		Description of Exhibits
1.1	*	Form of Underwriting Agreement.
1.2	*	Form of Placement Agent Agreement.
3.1		Articles of Incorporation of Midland States Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Registration on Form S-1 filed on April 11, 2016 (SEC File No. 333-210683)).
3.2
Statement of Resolution Establishing Series of Series G Preferred Stock of Midland States Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on June 9, 2017).
3.3
Form of Statement of Resolution Establishing Series of Fixed Rate Non-Voting Perpetual Non-Cumulative Preferred Stock, Series H of Midland States Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K filed on June 9, 2017).
3.4		By-laws of Midland States Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 of the Company's Registration on Form S-1 filed on April 11, 2016 (SEC File No. 333-210683)).
4.1	*	Form of Certificate of Designations of Preferred Stock.
4.2	*	Form of Preferred Stock Certificate.
4.3	*	Form of Warrant and Warrant Certificate.
4.4		Form of Indenture.
4.5	*	Form of Senior Debt Security.
4.6	*	Form of Subordinated Debt Security.
4.7	*	Form of Unit Agreement and Unit Certificate.

The other instruments defining the rights of holders of the long-term debt securities of the Company and its subsidiaries are omitted pursuant to Section (b)(4)(iii)(A) of Item 601 of Regulation S-K. The Company hereby agrees to furnish copies of these instruments to the SEC upon request.
5.1		Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.
12.1		Calculation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1		Consent of KPMG LLP.
23.2		Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included on the signature page to the registration statement).
25.1	**	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture.

*
To be filed by amendment or as an exhibit to a document incorporated by reference herein.

**
To be filed separately under the electronic form type "305B2" pursuant to Section 305(b)(2) of the Trust Indenture Act.